Exhibit 1(g)


                             BT PYRAMID MUTUAL FUNDS

                  Eighth Amended and Restated Establishment and
                       Designation of Series of Shares of
                Beneficial Interest (par value $0.001 per share)
                             as of December 11, 1996

             Pursuant to Sections 6.9 and 9.3 of the Amended and Restated Declaration of Trust, dated as of February 28, 1992 (the "Declaration of Trust"), of the BT Pyramid Mutual Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Seventh Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest (par value $0.001 per share), dated as of December 11, 1996 to designate a New Series, BT RetirementPlus Fund, with two classes of shares referred to as the "Investment Class and "Institutional Class. " The Fund and the Classes shall have the following special and relative rights:

             1. The Funds and Classes shall be designated as follows:

                BT Investment Money Market Fund
                BT Investment  Limited Term U.S.  Government  Securities Fund
                BT  Investment  Equity  500 Index  Fund
                BT  Institutional  Asset  Management  Fund
                BT Investment Equity Appreciation Fund-Investment Class Shares BT Investment Equity Appreciation Fund-Advisor Class Shares
                BT Retirement  Plus  Fund-Investment  Class Shares
                BT Retirement Plus Fund-Institutional Class Shares

                and shall have the following special and relative rights:

             2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund (or Class thereof). Each Share of a Fund (or Class thereof) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which Shares of the Fund (or Class thereof) shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund (or allocated or belonging to the Class thereof), and shall be entitled to receive its pro rata share of the net assets of the Fund (or Class thereof) upon liquidation of the Fund (or Class thereof), all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund (or Class thereof), together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund (or allocated to the Class thereof), unless otherwise required by law.

             3. Shareholders of each Fund (or Class thereof) shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund (or Class thereof) as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

             4. The assets and liabilities of the Trust shall be allocated among the Funds (or Class thereof) as set forth in Section 6.9 of the Declaration of Trust.

             5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time from time to time to reallocate assets and expenses, to change the designation of any Fund (or Class thereof) created previously or now or hereafter created, or otherwise to change the special and relative rights of any Fund (or Class thereof).

             IN WITNESS WHEREOF, the undersigned have signed this instrument as of December 11, 1996. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

                                                 /s/ Philip Coolidge
                                                 -------------------
                                                 Philip W. Coolidge
                                                 As Trustee and not Individually

                                                 /s/ Harry Van Benschoten
                                                 ------------------------
                                                 Harry Van Benschoten
                                                 As Trustee and not Individually

                                                 /s/ Kelvin J. Lancaster
                                                 -----------------------
                                                 Kelvin J. Lancaster
                                                 As Trustee and not Individually

                                                 /s/ Martin J. Gruber
                                                 --------------------
                                                 Martin J. Gruber
                                                 As Trustee and not Individually



                                       2